Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-257332, 333-257333, 333-258776, and 333- 265300 on Form S-8 of our reports dated May 26, 2023, relating to the financial statements of Doximity, Inc. and the effectiveness of Doximity, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended March 31, 2023.

/s/ Deloitte & Touche LLP
San Francisco, California
May 26, 2023